EXECUTION VERSION

AMENDMENT #5 TO CREDIT AGREEMENT AND AMENDMENT TO WARRANT CERTIFICATE

This AMENDMENT #5 TO CREDIT AGREEMENT AND AMENDMENT TO WARRANT CERTIFICATE, dated as of August 15, 2018 (this “Fifth Amendment”), is made among KADMON PHARMACEUTICALS, LLC, a Pennsylvania limited liability company  (the “Borrower”), certain Affiliates of the Borrower listed on the signature pages hereof under the heading “GUARANTORS” (each a “Guarantor” and, collectively, the “Guarantors”), Perceptive Credit Holdings, LP, as Collateral Representative (the “Collateral Representative”), and the lender listed on the signature pages hereof under the heading “LENDER” ( “Lender” and, collectively with any other future lenders pursuant to the terms of the Credit Agreement (as defined below), the “Lenders”), with respect to the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the Guarantors and the Lenders are parties to a Credit Agreement, dated as of August 28, 2015 (as subsequently amended or otherwise modified, including pursuant to this Fifth Amendment, the “Credit Agreement”);

WHEREAS, in connection with the making of the loans under the Credit Agreement, the Borrower executed and issued Warrant Certificates (as defined in the Credit Agreement) to the Lender (or its affiliates), which Warrant Certificates were originally issued on August 28, 2015;

WHEREAS, on January 7, 2016, the Warrant Certificate originally issued to PCOF Phoenix II Fund, LP (f/k/a PCOF Partners Capital Fund, LP) (and subsequently assigned to Perceptive Credit Opportunities Fund, LP) and bearing certificate number 002 was cancelled and simultaneously replaced by a new Warrant Certificate issued to Perceptive Credit Opportunities Fund, LP and bearing certificate number 004 (“Warrant Certificate 4”);

WHEREAS, the Warrant Certificate originally issued to Perceptive Credit Opportunity Fund, LP and bearing certificate number 001 (“Warrant Certificate 1”) along with Warrant Certificate 4 were each subsequently assigned to Perceptive Credit Holdings, LP;

WHEREAS, on December 21, 2016, Warrant Certificate 1 and Warrant Certificate 4 were amended and restated in full, and were reissued on such date as a single certificate bearing certificate number 001 (as subsequently amended or otherwise modified, including pursuant to this Fifth Amendment, the  “Restated Warrant Certificate”);

WHEREAS, on the terms and subject to the conditions set forth herein, the parties hereto desire to amend the Existing Credit Agreement (defined below) as set forth herein; and

WHEREAS, on the terms and subject to the conditions set forth herein, the parties also desire to amend the Existing Warrant Certificate (defined below) as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Certain Terms Used in Credit Agreement.   Unless otherwise defined herein, all capitalized terms used in this Fifth Amendment (including in the preamble and recitals hereof) shall have the meanings assigned to them in the Credit Agreement.

(b) Terms Defined in This Fifth Amendment. The following terms when used in this Fifth Amendment shall have the following meanings (such terms being subject to Section 1.03 of the Credit Agreement):

“Borrower” is defined in the preamble.

“Collateral Representative” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” means the Credit Agreement as in effect immediately prior to the Fifth Amendment Effective Date.

“Existing Warrant Certificate” means the Restated Warrant Certificate as in effect immediately prior to the Fifth Amendment Effective Date.

“Fifth Amendment” is defined in the preamble.

“Fifth Amendment Effective Date” is defined in Section 4.

“Guarantor” is defined in the preamble.

“Lender” is defined in the preamble.

“Restated Warrant Certificate” is defined in the fifth recital.

“Warrant Certificate 1” is defined in the fourth recital.

“Warrant Certificate 4” is defined in the third recital.

(c) Interpretation.  The rules of interpretation set forth in Section 1.02,  1.03 and 1.04 of the Credit Agreement shall be applicable to this Fifth Amendment and are incorporated herein by this reference.

SECTION 2. Amendments to Existing Credit Agreement. Effective as of (and subject to the occurrence of) the Fifth Amendment Effective Date;
(a) Section 1.01 of the Existing Credit Agreement is hereby amended by the adding the following defined terms in their alphabetically appropriate places:

“Fifth Amendment” means Amendment #5 to Credit Agreement and Amendment to Warrant Certificate, dated as of the Fifth Amendment Effective Date, made among the Borrower, the Collateral Representative, the Guarantors parties thereto and the Lender party thereto.

“Fifth Amendment Effective Date” means August 15, 2018.

(b) Section 1.01 of the Existing Credit Agreement is hereby further amended by amending and restating in their entirety the following definitions set forth therein to read as follows:

“Stated Maturity Date” means July 1, 2020.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or obligations of such Person with respect to deposits or advances of any kind by third parties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business; provided, that for purposes of Section 11.01(g), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures subject to adequate reserves), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (l) all other obligations required to be classified as indebtedness of such Person under GAAP; provided that, notwithstanding the foregoing, for purposes hereof Indebtedness shall not include obligations with respect to operating leases which are subsequently recognized as capital leases due to changes in GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

(c) Section 3.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Repayment.  Until December 31, 2019, no payments of principal of the Loans shall be due.  On each Payment Date occurring after such date, Borrower shall repay the outstanding principal on the Loans at par in equal monthly payments of $750,000, by paying to each of the Lenders its Proportionate Share of such monthly repayment amount on such Payment Date. Notwithstanding the foregoing, to the extent not previously paid, the outstanding principal amount of the Loans, together with all other outstanding Obligations, shall be due and payable in full and in cash on the Maturity Date.

(d) Section 3.03(a)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)If such prepayment occurs:

(A) on or prior to the first anniversary of the Fifth Amendment Effective Date, the Prepayment Premium shall be an amount equal to 6% of the aggregate outstanding principal amount of the Loans being prepaid on such date; or

(B) thereafter, in the event of a prepayment required pursuant to Section 3.03(b)(iv) hereof, the Prepayment Premium shall be an amount equal to 4% of the aggregate outstanding principal amount of the Loans being prepaid on such date.

(e) Section 8.01 (b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets of the Obligors as of the end of such quarter, and the related unaudited consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Holdings stating that such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at such date and the results of operations of Holdings and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes.  For the avoidance of doubt, the filing of Holdings’ Quarterly Reports on Form 10-Q with the SEC in compliance with requisite SEC timeframes shall be deemed to have satisfied the requirements of this Section 8.01(b);

(f) Section 8.01(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) as soon as available and in any event within 120 days after the end of each fiscal year, the audited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal year, and the related audited consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of BDO USA, LLP or another firm of independent certified public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (which report and opinion shall not be subject to any “going concern” or like qualification, exception or explanation, except to the extent such “going concern” or like qualification, exception or explanation results from the fact that the Stated Maturity Date is scheduled to occur within one (1) year from the date of such report and opinion), which report and opinion shall not be subject to any qualification or exception as to the scope of such audit, and in the case of such consolidating financial statements, certified by a Responsible Officer of Holdings.  For the avoidance of doubt, the filing of Holdings’ Annual Report on Form 10-K with the SEC in compliance with requisite SEC timeframes shall be deemed to have satisfied the requirements of this Section 8.01(c);

(g) Section 8.01(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) together with the financial statements required pursuant to Sections 8.01(b) and (c), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless any Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate,” which, for purposes of clarification, shall state whether the representations and warranties made by Borrower in Section 7.04(b) are true on and as of the date thereof);

(h) Section 9.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

9.17 Developmental Milestones.

(a) Borrower shall have received approval from the FDA to market a generic trientine hydrochloride formulation (based upon the development program currently known as KD034) by December 31, 2019.
(b) Borrower shall have fully enrolled its KD025-213 clinical study of 126 total patients for KD025 for the treatment of Chronic Graft-Versus-Host Disease (cGVHD) by December 31, 2019.

SECTION 3. Amendments to Existing Warrant Certificate.  Effective as of (and subject to the occurrence of) the Fifth Amendment Effective Date, the Existing Warrant Certificate is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

SECTION 4. Conditions of Effectiveness.  This Fifth Amendment shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to Lender (the date when all such conditions are so satisfied being the “Fifth Amendment Effective Date”):

(a) Lender shall have received (i) counterparts of this Fifth Amendment executed on behalf of the Borrower, Guarantors and Lender and (ii) a duly executed replacement Restated Warrant Certificate.

(b) The representations, warranties, acknowledgments and reaffirmations set forth in Sections 5 and 6 below shall be true and correct as of the Fifth Amendment Effective Date and Lender shall have received a certificate, dated as of the Fifth Amendment Effective Date and duly executed and delivered by a Responsible Officer of the Borrower certifying as to the matters set forth in this Section 4(b).

(c) Lender shall have received (i) a nonrefundable amendment fee in the amount of $560,914.29 and (ii) all fees, costs and expenses due and payable pursuant to Section 13.03(a)(i)(z) of the Credit Agreement, including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to Lender if then invoiced, together with all other fees separately agreed to by the Borrower and the Lender.

(d) All legal matters incident to the effectiveness of this Fifth Amendment shall be reasonably satisfactory to the Lender.

SECTION 5. Representations and Warranties; Reaffirmation.
(a) The Obligors hereby jointly and severally represent and warrant to each Lender as follows:

(a) Each Obligor has full power, authority and legal right to make and perform this Fifth Amendment.  This Fifth Amendment is within each Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Fifth Amendment has been duly executed and delivered by each Obligor and each of this Fifth Amendment, the Restated Warrant Certificate and the Credit Agreement, as amended hereby, and each other Loan Document to which such Obligor is a party constitutes a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Neither this Fifth Amendment, Restated Warrant Certificate, nor the Credit Agreement (x) requires any consent or approval of, registration or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) violates any applicable Law or the charter, bylaws or other organizational documents of any Obligor or any of its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (z) violates or would reasonably be expected to result in an event of default under any Material Agreement binding upon such Obligor or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(b) The representations and warranties set forth in each Loan Document, in each case, are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(c) No Default or Event of Default has occurred or is continuing or will result after giving effect to this Fifth Amendment.

(b) Except to the extent expressly amended or otherwise modified pursuant to this Fifth Amendment, each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under each Loan Document (including without limitation the Credit Agreement and Restated Warrant Certificate) to which it is a party and agrees that each such Loan Document remains in full force and effect, undiminished by this Fifth Amendment, except as expressly provided herein; provided that, after the Fifth Amendment Effective Date, all references in any Loan Document to the “Credit Agreement”, “Loan Document”, “Restated Warrant Certificate”, “thereunder”, “thereof”, or words of similar import shall mean the Existing Credit Agreement and the Loan Documents, as amended or otherwise modified by this Fifth Amendment.  By executing this Fifth Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Fifth Amendment.

SECTION 6. Guarantors’ Acknowledgement and Consent.  Each Guarantor has read this Fifth Amendment and consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which such Person is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid, binding, and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability, and shall not be impaired or limited by the execution or effectiveness of this Fifth Amendment.  Each Guarantor acknowledges and agrees that (i) such Person is not required by the terms of the Credit Agreement, Restated Warrant Certificate or any other Loan Document to consent to the supplements and amendments to the Credit Agreement and Restated Warrant Certificate effected pursuant to this Fifth Amendment and (ii) nothing in the Credit Agreement, Restated Warrant Certificate, this Fifth Amendment or any other Loan Document shall be deemed to require the consent of such Person to any future supplements or amendments to the Credit Agreement or Restated Warrant Certificate.

SECTION 7. Miscellaneous.

(a) No Waiver.  Except to the extent expressly provided herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition (including any Default) contained in the Existing Credit Agreement, the Credit Agreement, Existing Warrant Certificate, Restated Warrant Certificate or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as expressly amended hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect.

(b) Severability.  In case any provision of or obligation under this Fifth Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings.  Headings and captions used in this Fifth Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration.  This Fifth Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.  This Fifth Amendment shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Section 13 thereof (including, without limitation, Sections 13.09,  13.10 and 13.11).

(e) This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Counterparts.  This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.

(g) Controlling Provisions.  In the event of any inconsistencies between the provisions of this Fifth Amendment and the provisions of any other Loan Document, the provisions of this Fifth Amendment shall govern and prevail.  Except as expressly modified by this Fifth Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment, as of the date first above written.

BORROWER:

KADMON PHARMACEUTICALS, LLC

By /s/ Harlan W. Waksal_____________________

Harlan W. Waksal

President and Chief Executive Officer

GUARANTORS:

KADMON CORPORATION, LLC

By /s/ Harlan W. Waksal_____________________

Harlan W. Waksal

President and Chief Executive Officer

KADMON HOLDINGS, INC (f/k/a Kadmon Holdings, LLC)

By /s/ Harlan W. Waksal_____________________

Harlan W. Waksal

President and Chief Executive Officer

KADMON RESEARCH INSTITUTE, LLC

By /s/ Harlan W. Waksal_____________________

Harlan W. Waksal

President and Chief Executive Officer

THREE RIVERS RESEARCH INSTITUTE I, LLC

By /s/ Harlan W. Waksal_____________________

Harlan W. Waksal

President and Chief Executive Officer

THREE RIVERS BIOLOGICS, LLC

By /s/ Harlan W. Waksal_____________________

Harlan W. Waksal

President and Chief Executive Officer

COLLATERAL REPRESENTATIVE:

PERCEPTIVE CREDIT HOLDINGS, LP

By Perceptive Credit Opportunities GP, LLC, its general partner

By /s/ Sandeep Dixit _____________________

Sandeep Dixit

Chief Credit Officer

By /s/ Sam Chawla   _____________________

Sam Chawla

Portfolio Manager

LENDER:

PERCEPTIVE CREDIT HOLDINGS, LP

By Perceptive Credit Opportunities GP, LLC, its general partner

By /s/ Sandeep Dixit _____________________

Sandeep Dixit

Chief Credit Officer

By /s/ Sam Chawla   _____________________

Sam Chawla

Portfolio Manager

EXHIBIT A

RESTATED WARRANT CERTIFICATE

(See attached.)